EXHIBIT 10.18

EXECUTIVE SEVERANCE AGREEMENT

                    THIS AGREEMENT is entered into as of the 17th day of March, 2003 (the "Effective Date"), by and between SPARTAN STORES, INC. a Michigan corporation ("Spartan Stores"), and DENNIS EIDSON ("Executive").

W I T N E S S E T H:

                    WHEREAS, Executive currently serves as a key employee of Spartan Stores and/or its subsidiaries (the "Company") and his services and knowledge are valuable to the Company in connection with the management of one or more of the Company's principal operating facilities, divisions, or subsidiaries; and

                    WHEREAS, Spartan Stores considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

                    WHEREAS, the Board has determined that it is in the best interests of Spartan Stores and its shareholders to secure Executive's continued services and to ensure Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as hereafter defined) of Spartan Stores, without concern as to whether Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage Executive's full attention and dedication to Spartan Stores and/or its subsidiaries, the Board has authorized Spartan Stores to enter into this Agreement.

                    NOW, THEREFORE, COMPANY AND EXECUTIVE AGREE AS FOLLOWS:

1.	Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          (a)          "Board" means the Board of Directors of Spartan Stores.

          (b)          "Cause" means (1) the willful and continued failure by Executive to substantially perform his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental injury or illness, or any such actual or anticipated failure resulting from Executive's termination for Good Reason) after a demand for substantial performance is delivered to Executive by the Board (which demand shall specifically identify the manner in which the Board believes that Executive has not substantially performed his or her duties); or (2) the willful engaging by Executive in gross misconduct materially and demonstrably injurious to the Company. For purposes of this Section, no act or failure to act on the part of Executive shall be considered "willful" unless done or omitted to be done by Executive not in good faith and without reasonable belief that his action(s) or omission(s) was in the best interests of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until the Company provides Executive with a copy of a resolution adopted by an affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive has been guilty of conduct set forth in subsections (1) or (2) above, setting forth the particulars in detail. A determination for Cause by the Board shall not be binding upon or entitled to deference by any finder of fact in the event of a dispute, it being the intent of the parties that such finder of fact shall make an independent determination of whether the termination was for "Cause" as defined in (1) or (2) above.

          (c)          "Change in Control" means:

          (1)          the acquisition by any individual, entity, or group (a "Person"), including any "person" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of Spartan Stores (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of Spartan Stores entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, (C) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in clauses (i), (ii), and (iii) of subsection (c)(3) shall be satisfied, or (D) any acquisition by the Executive or any group of persons including the Executive; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

          (2)          individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of Spartan Stores subsequent to the date hereof whose election, or nomination for election by the shareholders of Spartan Stores, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Spartan Stores in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of Spartan Stores as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall be deemed to have been a member of the Incumbent Board;

          (3)          approval by the shareholders of Spartan Stores of a reorganization, merger, or consolidation unless, in any such case, immediately after such reorganization, merger, or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than (A) the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by the Company), or (B) any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or

          (4)          approval by the shareholders of Spartan Stores of (i) a plan of complete liquidation or dissolution of Spartan Stores or (ii) the sale or other disposition of all or substantially all of the assets of Spartan Stores other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of Common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

          Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment is terminated prior to a Change in Control and Executive reasonably demonstrates that such termination was at the request of or in response to a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), and who subsequently effectuates a Change in Control, then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the date of such termination of Executive's employment.

          (d)          "Code" means the Internal Revenue Code of 1986, as amended.

          (e)          "Common Stock" means the common stock of Spartan Stores, no par value per share.

          (f)          "Company" means Spartan Stores, Inc., a Michigan corporation, and any corporation or other entity in which Spartan Stores, Inc. has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

          (g)          "Date of Termination" means the effective date on which Executive's employment by the Company terminates as specified in a Notice of Termination by the Company or Executive, as the case may be. Notwithstanding the previous sentence, (i) if the Executive's employment is terminated for Disability, as defined in Section 1(h), then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received, and (ii) if the Executive's employment is terminated by the Company other than for Cause, then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received.

          (h)          "Disability" means Executive's failure to be available to substantially perform his duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive's incapacity due to mental or physical illness.

          (i)          "Good Reason" means, without Executive's express written consent, the occurrence of any of the following events after or in connection with a Change in Control:

          (1)          (i) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive's position(s), duties, responsibilities, or status with the Company immediately prior to such Change in Control, (ii) a material adverse change in Executive's positions, reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control, (iii) any removal or involuntary termination of Executive by the Company otherwise than as expressly permitted by this Agreement (including any purported termination of employment which is not effected by a Notice of Termination), or (iv) any failure to re-elect Executive to any position with the Company held by Executive immediately prior to such Change in Control;

          (2)          a reduction by the Company in Executive's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

          (3)          any requirement of the Company that Executive (i) be based anywhere other than the facility where Executive is located at the time of the Change in Control or reasonably equivalent facilities within Kent County, Michigan or (ii) engage in business travel to an extent substantially more burdensome than the travel obligations of Executive immediately prior to such Change in Control;

          (4)          the failure of the Company to continue the Company's executive incentive plans or bonus plans in which Executive is participating immediately prior to such Change in Control or a reduction of the Executive's target incentive award opportunity under any such bonus plan, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits or receives compensation as a substitute for such plans providing Executive with a substantially equivalent economic benefit;

          (5)          the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which Executive is participating immediately prior to such Change in Control, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits or receives compensation as a substitute for such plans providing Executive with a substantially equivalent after-tax economic benefit, or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such plan, (ii) provide Executive and Executive's dependents with welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs, and policies of the Company in effect for Executive immediately prior to such Change in Control, (iii) provide other fringe benefits in accordance with the most favorable plans, practices, programs, and policies of the Company in effect for

Executive immediately prior to such Change in Control, or (iv) provide Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company as in effect for Executive immediately prior to such Change in Control;

          (6)          the failure of the Company to pay any amounts owed Executive as salary, bonus, deferred compensation or other compensation;

          (7)          the failure of Spartan Stores to obtain any assumption agreement contemplated in Section 9(b);

          (8)          any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination which satisfies the requirements of a Notice of Termination; or

          (9)          any other material breach by Spartan Stores of its obligations under this Agreement.

          For purposes of this Agreement, any good faith determination of Good Reason made by Executive shall be conclusive on the parties; provided, however, that an isolated and insubstantial action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive shall not constitute Good Reason. Any event or condition described in this Section 1(i) which occurs prior to a Change in Control, but which Executive reasonably demonstrates was at the request of or in response to a Third Party who effectuates a Change in Control or who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, shall constitute Good Reason following a Change in Control for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

          Executive may not terminate the employment for "Good Reason" unless:

          (i)          Executive notifies the Board of Directors in writing, within 60 days after Executive becomes aware of the act or omission constituting Good Reason that the act or omission in question constitutes Good Reason and explaining why the Executive considers it to constitute Good Reason;

          (ii)          the Company fails, within 10 days after notice from Executive under (i) above, to revoke the action or correct the omission and make the Executive whole; and

          (iii)          Executive gives notice of termination within 30 days after expiration of the 10-day period under (ii) above.

          Executive's failure to give notice as provided in (i) above will not waive Executive's right to resign with Good Reason, provided that he follows the above procedure, with regard to any subsequent act or omission constituting Good Reason.

          Executive need not fulfill the above conditions a second time if the Company repeats the act or omission constituting Good Reason.

          (j)          "Nonqualifying Termination" means a termination of Executive's employment (1) by the Company for Cause, (2) by Executive for any reason other than for Good Reason with Notice of Termination, (3) as a result of Executive's death, (4) by the Company due to Executive's Disability, unless within thirty (30) days after Notice of Termination is provided to Executive, Executive shall have returned (or offered to return, if not permitted by the Company to do so) to substantial performance of Executive's duties on a full-time basis, or (5) as a result of Executive's Retirement.

          (k)          "Notice of Termination" means a written notice by the Company or Executive, as the case may be, to the other, which (1) indicates the specific reason for Executive's termination, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment, and (3) specifies the termination date. The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

          (l)          "Retirement" means termination of employment by either the Executive or the Company on or after the Executive's normal retirement date under the terms of retirement plans of the Company, but not earlier than the age of 65.

          (m)          "SERP" means the Spartan Stores, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

          (n)          "Termination Period" means the period of time beginning with a Change in Control and ending two (2) years following such Change in Control.

2.

Term of Agreement.          This Agreement shall commence on the Effective Date and shall continue in effect until Spartan Stores has fulfilled all of its obligations under this Agreement following any termination of Executive's employment with the Company.

3.

Severance Benefits.          If the employment of Executive with the Company shall terminate during the Termination Period, other than by reason of a Nonqualifying Termination, then Executive shall receive the following severance benefits as compensation for services rendered:

          (a)          Lump Sum Cash Payment.          Within five (5) days after the Date of Termination, Executive shall receive a lump sum cash payment in an amount equal to the sum of the following:

          (1)          Executive's unpaid base salary from the Company through the Date of Termination at the rate in effect (without taking into account any reduction of base salary constituting Good Reason), just prior to the time a Notice of Termination is given plus any benefit awards (including both the cash and stock components) and bonus payments which pursuant to the terms of any plans have been earned or become payable, to the extent not theretofore paid;

          (2)          A bonus will be paid under the Company's Annual Incentive Plan or any successor plan ("Annual Plan") for the time Executive was employed by the Company in the fiscal year of termination, in an amount equal to the product of (i) the number of days Executive was employed by the Company prior to the Date of Termination in the year of termination divided by the number of days in the year, multiplied by (ii) 100% of the Executive's current year target bonus (with such calculations to be made as though the target level has been achieved for each Performance Goal (as defined in the Annual Plan)) .

          (3)          An amount equal to two (2) times the sum of (i) the higher of the Executive's annual rate of base salary from the Company in effect on the Date of Termination or in effect on the day before the Change in Control; and (ii) the higher of the (A) Executive's current year target bonus under the Annual Plan (with such calculations to be made as though the target level has been achieved for each performance goal (as defined in the Annual Plan)), or (B) the bonus awarded to the Executive under the Annual Plan for the fiscal year immediately preceding the Change in Control.

          (b)          Benefits. The Company shall maintain in full force and effect for the benefit of Executive and his spouse and covered dependents those employee benefit plans, programs and arrangements listed in subparagraphs 3(b)(i), (ii) and (iii) below in which the Executive and his spouse and covered dependents were entitled to participate in immediately prior to the Date of Termination until the earlier of the end of the twenty-fourth (24th) month following the month in which the Date of Termination occurs, or (as to any particular benefit) the date upon which the Executive receives a substantially equal benefit from a new employer. If the participation of the Executive and his spouse and covered dependents in any such plans or programs is not permitted by the terms of any such plans or programs, or would cause the Executive to experience adverse tax consequences, the Company shall provide comparable benefits eliminating the adverse tax consequences but providing substantially the same after-tax benefit levels as the Executive, spouse and covered dependents previously received under such plans and programs. The covered benefits are:

          (i)          all health, dental and prescription drug benefits,

          (ii)          the Executive's tax and financial planning benefit, and

          (iii)          all Company funded life insurance coverage.

          (c)          Outplacement Services. The Company will provide the Executive with outplacement services through an outplacement services firm selected by the Company with the Executive's approval, which shall not be withheld if the firm selected is reputable, at a cost not to exceed an amount equal to 15 percent of the Executive's annual base salary at the time of the termination.

          (d)          Certain Reductions Disregarded. In computing the payments under subsections (a) through (d) above, any reduction in Executive's base salary, bonus or fringe benefits shall be disregarded if such reduction constituted "Good Reason" as defined in this Agreement.

4.	Retirement Benefits.

          (a)          The Executive is a Participant in the SERP. If the employment of Executive with the Company shall terminate during the Termination Period other than by reason of a Nonqualifying Termination, then Executive shall receive (as a lump sum, to be paid within five (5) days after the Date of Termination) an amount equal to the difference between (i) the total amounts the Executive is eligible to receive as of the Date of Termination under the Spartan Stores, Inc. Cash Balance Pension Plan and any successor plan ("Pension Plan") and the SERP (assuming election by Executive of the lump sum payment options under the Pension Plan and SERP); and (ii) the total amounts the Executive would have been eligible to receive under the Pension Plan and SERP if the Executive were fully vested under the pension plan and the Executive's employment had continued until the end of the twenty-fourth (24th) month following the month in which the Date of Termination occurs.

          (b)          The payments to Executive under this Section 4 shall be in addition to any payments under Section 3 of this Agreement and any payments under the Pension Plan and SERP.

          (c)          In computing the payment under subsection (a) above, any change to the SERP shall be disregarded if such change constituted "Good Reason" as defined in this Agreement.

5.

Acceleration of Vesting Upon Change in Control. Effective at the time of a Change in Control, all unvested stock options and stock previously issued to Executive as to which rights of ownership are subject to forfeiture shall immediately vest; all risk of forfeiture of the ownership of stock or stock options and restrictions on the exercise of options shall lapse; and, Executive shall be entitled to exercise any or all options, such that the underlying shares will be considered outstanding at the time of the Change in Control.

6.	Certain Additional Payments by the Company.

          (a)          Anything in this Agreement to the contrary notwithstanding, if any payments or distributions by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise ("Payments")) trigger application of the excise tax imposed by Section 4999 of the Code, or any successor Code provision (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), or any interest or penalties are incurred by Executive with respect to Excise Tax on such amount, then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments, it being the intent of this section that the Executive shall be held harmless from all Excise Tax and interest and penalties on Excise Tax.

          (b)          Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company or Executive (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity, or group affecting the Change in Control, Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, shall be paid by the Company to Executive within five (5) days of the receipt of the Determination. If the Accounting Firm determines that no Excise Taxes are payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and Executive; however, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6(c) and Executive thereafter is required to make payment of any Excise Tax that qualifies for a Gross-Up Payment in accordance with this Section 6, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

          (c)          Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

          (i)          give the Company any information reasonably requested by the Company relating to such claim,

          (ii)          take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii)          cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv)          permit the Company to participate in any proceeding relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income or employment tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d)          If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 6, Executive becomes entitled to receive, and receives, any refund with respect to such claim, Executive shall (subject to the

Company's complying with the requirements of Section 6) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 6, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

7.

Withholding Taxes. The Company may withhold from all payments due to Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local, or other law, the Company is required to withhold therefrom.

8.

Reimbursement of Expenses. If any contest or dispute shall arise under or related to this Agreement involving termination of Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive, on a current basis, for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute regardless of the result thereof.

9.	Successors; Binding Agreement.

          (a)          This Agreement shall not be terminated by any merger or consolidation of Spartan Stores whereby Spartan Stores is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of Spartan Stores. In the event of any such merger, consolidation, or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

          (b)          Spartan Stores agrees that concurrently with any merger, consolidation or transfer of assets referred to in this Section 9, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of Spartan Stores to obtain such assumption prior to the effectiveness of any such merger, consolidation, or transfer of assets shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation, or transfer becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Executive.

          (c)          This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive's estate.

10.

Notice. For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or received by facsimile transmission or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to the Executive: Dennis Eidson ____________________________ ____________________________

If to Spartan Stores: Spartan Stores, Inc. 850 76th Street, S.W. P. O. Box 8700 Grand Rapids, Michigan 49518 Attention: Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.	Full Settlement; Resolution of Disputes.

          (a)          The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not Executive obtains other employment.

          (b)          If there shall be any dispute between the Company and Executive in the event of any termination of Executive's employment then, until there is a final, nonappealable, determination pursuant to arbitration declaring that such termination was for Cause, that the determination by Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to Executive and his dependents or other beneficiaries, as the case may be, under Sections 3 and 4, the Company shall pay all amounts, and provide all benefits, to Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Sections 3 and 4 as though such termination were by the Company without Cause or by Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section 11 except upon receipt of an undertaking by or on behalf of Executive to repay all such amounts to which Executive is ultimately determined by the arbitrator not to be entitled.

          (c)          Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in Grand Rapids, Michigan, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid pursuant to Section 11(b) during a dispute. Judgment may be entered on the arbitration award in any court having jurisdiction. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11(c).

12.

Inability to Perform, Risk of Liability. If Executive's Employment is terminated pursuant to Section 5(v) of the Employment Agreement between Executive and the Company dated March 17, 2003, this Agreement shall terminate immediately and the Company shall not be obligated to perform under it.

13.

Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

14.

Establishment of Trust. Immediately prior to a Change in Control, the Company shall establish and maintain a Trust in the form attached as Exhibit A. Upon the occurrence of a Change in Control the Company shall pay into the Trust the amounts called for under Exhibit A, and shall thereafter make such additional payments as called for under Exhibit A. No payment to the Trust by the Company shall reduce the Company's obligations to make payments to Executive under this Agreement.

15.

Counterparts. This Agreement may be executed in original or by fax in counterparts, each of which shall be deemed to be an original and together the counterparts shall constitute one and the same instrument.

16.

Miscellaneous. No provision of this Agreement may be modified or waived unless such modification is agreed to in writing and signed by Executive and by a duly authorized officer of the Company, or such waiver is signed by the waiving party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The rights of, and benefits payable to, Executive, his estate, or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his estate, or his beneficiaries under any other employee benefit plan or compensation program of the Company, except that no benefits pursuant to any other employee plan or compensation program that become payable or are paid in accordance with this Agreement shall be duplicated by operation of this Agreement. No agreements or representations, oral or otherwise, express or implied, with regard to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

* * *

                    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of Spartan Stores. Executive has executed this Agreement as of the day and year written below.

SPARTAN STORES, INC. By /s/ Mark C. Eriks Mark C. Eriks Vice President Human Resources

AGREED TO THIS 17TH DAY OF MARCH, 2003

/s/ Dennis Eidson DENNIS EIDSON "Executive"

EXHIBIT A

SPARTAN STORES, INC.
EXECUTIVE SEVERANCE AGREEMENT AND SERP TRUST

                    This Agreement ("Trust Agreement") is made this___ day of ________, _____, by and between Spartan Stores, Inc. ("Company"), a Michigan corporation, and _____________ ("Trustee").

                    WHEREAS, the Company has entered into separate Executive Severance Agreements with certain key executive employees of the Company identified on Schedule I to this Trust as it may be amended from time to time (each such agreement a "Severance Agreement" and, collectively, the "Severance Agreements"), and the Company maintains a Supplemental Executive Retirement Plan ("SERP") covering certain key executives of the Company identified on Schedule II to this Trust, as it may be amended from time to time; and

                    WHEREAS, the Company has incurred or expects to incur liability under the SERP and/or one or more of the Severance Agreements with respect to one or more Executives, or a Beneficiary of a deceased Executive (the term "Executive" being defined as a person listed on Schedule I or II and the term "Beneficiary" being defined as a person or estate entitled under the SERP or Severance Agreement to receive payments in the event of an Executive's death); and

                    WHEREAS, the Company has determined to establish a trust ("Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as defined in Section 3 of this Trust Agreement, until paid to one or more of the Executives pursuant to the SERP or one or more of the Severance Agreements or otherwise disposed of as provided herein; and

                    WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement that shall not affect the unfunded status of the SERP or Severance Agreements or any other unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

                    WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to assist the Company in meeting liabilities under the SERP and Severance Agreements;

                    NOW, THEREFORE, by this Trust Agreement the parties establish the Trust and agree that the Trust shall be comprised of the assets described herein and shall be held, administered and disposed of as follows:

SECTION 1

Establishment of the Trust

          1.1.          Company Contributions. The Company hereby deposits with the Trustee the sum of One Thousand Dollars ($1,000) as the initial principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

                    The Company, in its sole discretion, at any time and from time to time, may make additional deposits of cash, or other property acceptable to the Trustee, to the Trust to augment the principal to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control as defined in the SERP and the Severance Agreements neither the Trustee nor any Executive or Beneficiary shall have any right to compel additional deposits.

                    No later than thirty (30) days following a "Change in Control" (as such terms are defined in the SERP and Severance Agreements), unless otherwise agreed by an Executive with respect to amounts potentially due to the Executive, the Company shall make an irrevocable contribution to the Trust in an amount that, together with existing assets in the Trust, will equal one hundred percent (100%) of the sum of the amounts necessary to make all payments which each Executive would be entitled to receive (either immediately or in the future) under the SERP and under the applicable Severance Agreement if the Executive's employment had been terminated on the date of the Change in Control and such termination was a Qualifying Termination; provided, however, that future obligations may be discounted for purposes of computing the initial deposit and all subsequent determinations under Section 4 of this Trust, by a discount rate equal to the then current annual interest rate for thirty (30) year Treasury Constant Maturity Securities as reported in Federal Reserve Statistical Release G.13 or H.15 or equivalent. The term "Qualifying Termination," as used in this Trust, means a termination entitling the Executive to payment of some or all of the amounts provided for under the SERP and/or Severance Agreement.

          1.2.          Irrevocable. Prior to a Change in Control, the Trust shall be revocable by the Company. Except as otherwise provided herein, the Trust shall be irrevocable upon a Change in Control.

          1.3.          Grantor Trust. The Trust is intended to be a grantor trust, with the Company as the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          1.4.          Limited Rights of Executive. The principal of the Trust, and any earnings thereon not distributed to the Company, shall be held separate and apart from other funds of the Company and, except as otherwise provided herein, shall be applied exclusively for the uses and purposes of the Executives and Beneficiaries (to the extent of their rights under the SERP and/or a

Severance Agreement), and general creditors, and the payment of related fees and expenses, as herein set forth. No Executive or Beneficiary shall have a preferred claim on, or a beneficial ownership interest in, any assets of the Trust. The rights created under the SERP, the Severance Agreements and this Trust Agreement shall be unsecured contractual rights of each Executive and Beneficiary. Assets held in the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 of this Trust Agreement.

          1.5.          Determination of a Change in Control. The highest ranking officer of the Company shall have the duty to inform the Trustee in writing of the occurrence of a Change in Control. If any Executive (or person acting on behalf of any Executive), other than the Company's highest ranking officer, alleges in writing to the Trustee that a Change in Control has occurred, the Trustee shall determine whether a Change in Control has occurred. Unless the Trustee has actual knowledge that a Change in Control has occurred, or has received notice from the Company or an Executive (or person acting on behalf of an Executive) alleging that a Change in Control has occurred, the Trustee shall have no duty to inquire whether a Change in Control has occurred. The Trustee may in all events rely on evidence concerning the existence of a Change in Control that the Trustee considers reasonably reliable and sufficient for a determination.

          1.6.          Acceptance by Trustee. The Trustee accepts its duties and obligations as Trustee hereunder, agrees to accept funds delivered to it by the Company, and agrees to hold, manage, administer, and apply all trust assets in accordance with the terms and conditions of this Trust Agreement.

          1.7.          Committee; Absence of Committee or Company. The Compensation Committee of the Board of Directors of the Company, or any other committee designated by the Board of Directors ("Committee"), shall have the powers, rights, and duties of the Committee described herein. The Board of Directors of the Company will certify to the Trustee from time to time the names of the members of the Committee. The Trustee may rely on the most recent certificate without further inquiry or verification. The Trustee also may rely on minutes and other written communications, certified by the secretary or acting secretary of the Committee or the Board of Directors of the Company, as accurately setting forth any action or decision by the Committee.

                    If for any period there are no members of the Committee, or the Committee is unable to exercise its powers and duties hereunder, the Board of Directors of the Company shall act on behalf of, and shall have all of the powers, rights, and duties otherwise reserved to, the Committee. The Company warrants that all directions and authorizations by the Committee, or by the Board of Directors, whether for the payment of money or otherwise, will comply with the provisions of the SERP, each Severance Agreement and this Trust Agreement.

                    Following a Change in Control, if the Company no longer exists and there is no successor to the Company, the Trustee shall have all of the powers and duties of the Company and the Committee hereunder and shall determine and make all payments from Trust assets due Executives and Beneficiaries under the SERP and Severance Agreements or due general creditors under Section 3 of this Trust Agreement.

SECTION 2

Payments to Executives

          2.1.          Right To Payment. Except as otherwise provided herein, the Committee shall make an initial determination as to the entitlement of an Executive or Beneficiary to benefits under the SERP or a Severance Agreement, and any claim for benefits by an Executive or Beneficiary shall be considered and reviewed under the procedures set forth in the SERP or Severance Agreement, as applicable.

          2.2.          Payment Directed By Company. Prior to the occurrence of a Qualifying Termination following a Change in Control, there shall be no payment to an Executive or Beneficiary from the Trust. Upon a Qualifying Termination, the Committee shall determine and notify the Trustee of the total amount to be paid to or with respect to the eligible Executive and the timing of the required payment or payments pursuant to the SERP and/or Severance Agreement. Except as otherwise provided herein, the Trustee shall make the payment or payments to each eligible Executive or Beneficiary, debiting each payment from the Executive's account.

          2.3.          Direct Payment by Company. The Company may make direct payments to an eligible Executive or Beneficiary, as benefits become due under the terms of the applicable Severance Agreement, in lieu of payments by the Trustee. The Committee shall notify the Trustee of its decision to make such payments directly. The Committee may direct the Trustee in writing to reimburse the Company from this Trust, and debit the account of each Executive, for amounts paid directly to the Executive or Beneficiary by the Company. The Trustee shall reimburse the Company for such payments promptly after receipt by the Trustee of satisfactory evidence that the Company has made the direct payments.

          2.4.          Default Payment By Trustee. Upon receipt of a written notice from an Executive or Beneficiary that there has been a Qualifying Termination with respect to the Executive, and that amounts due have not been paid, the Trustee may make an independent determination whether a Qualifying Termination has occurred and, if so, of the amount and timing of payments due the eligible Executive or Beneficiary. Upon reaching an independent determination that payment is due, the Trustee shall notify the Company in writing of its conclusion. The Company shall have fifteen (15) days from the date of delivery or eighteen (18) days from the date of mailing of the notice in which to provide the Trustee with evidence satisfactory to the Trustee that the Company has made all payments due each Executive or Beneficiary or to serve the Trustee with a summons and complaint or petition filed by the Company in a court of competent jurisdiction naming the Trustee and each affected Executive or Beneficiary as defendants or respondents and disputing the right to payments from the Trust. If the Company does not respond within the time period specified in the preceding sentence, the Trustee may make the payment or payments due each Executive or Beneficiary in the required amount as due.

                    The Trustee shall be compensated and reimbursed from the Trust for its reasonable fees and expenses, including expenses for advice from independent accountants and attorneys retained by it, in connection with an independent determination and payment under this section.

                    Nothing in this section shall require the Trustee to undertake an independent determination or payment. The Trustee may elect to leave any claim for unpaid benefit payments to be resolved directly between the Company and the Executive or Beneficiary.

          2.5.          Limit On Payments; Company Obligation. In no event shall a payment from the Trust to or with respect to an Executive exceed the amount allocated to the Executive's account at the time of the payment. The Trustee shall notify the Company if the assets allocated to an Executive's account are insufficient to make a required payment from the Trust. The Company shall be solely responsible for, and shall make as due, all required payments to or with respect to an Executive under the SERP and/or Severance Agreement that are not made from the Trust.

          2.6.          Reporting and Withholding of Taxes. The Trustee shall withhold, report, and remit any federal, state, or local taxes that may be required to be withheld with respect to any payment of benefits from the Trust and shall pay amounts withheld to the appropriate taxing authorities or shall determine that such amounts have been reported, withheld, and paid by the Company.

          2.7.          Missing Persons. If the recipient entitled to any payment to be made by the Trustee from the Trust cannot be located directly by the Trustee or through a reasonable procedure available through the Internal Revenue Service, the Social Security Administration or another governmental agency, the Trustee shall notify the Committee of that fact. The Trustee thereafter shall have no obligation to search for or ascertain the whereabouts of any payee under this Trust Agreement.

          2.8.          SERP and Severance Agreements for Trustee. The Company at all times shall provide the Trustee with current copies of the SERP and all Severance Agreements, including amendments, and shall notify the Trustee if the SERP or any Severance Agreement is modified.

SECTION 3

Trustee Responsibility Regarding Payments to Trust
Beneficiary When a Participating Employer Is Insolvent

          3.1.          Insolvency. The Trustee shall cease payment of benefits from the Trust to any Executive or Beneficiary if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if the Company is (a) unable to pay its debts as they become due, (b) subject to a pending proceeding as a debtor under the United States Bankruptcy Code or (c) determined to be insolvent by a governing federal or state regulatory agency.

          3.2.          Claims of General Creditors. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (a)          The Board of Directors and the highest ranking officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments from the Trust to Executives and Beneficiaries.

          (b)          Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (c)          If at any time the Trustee has determined that a Company is Insolvent, the Trustee shall discontinue payments to Executives and Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of any Executive or Beneficiary to pursue rights as a general creditor of the Company with respect to benefits due under the SERP or an applicable Severance Agreement or otherwise.

          (d)          The Trustee shall resume payments from the Trust to Executives and Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

          3.3.          Omitted Payments. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 above and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Executives and Beneficiaries under the terms of the SERP and all applicable Severance Agreements for the period of such discontinuance, less the aggregate amount of any payments made by the Company in lieu of the payments provided for hereunder during the period of discontinuance.

SECTION 4

Payments to Company from Trust
and by Company to Trust

          4.1.          General Limitation. Except as otherwise provided in this Trust Agreement, including, without limitation, as provided in this Section 4 and in Sections 2.3, 3, and 8.2 of this Trust Agreement, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before payment of all benefits has been made to the Executives and Beneficiaries pursuant to the terms of this Trust Agreement and the SERP and applicable Severance Agreements.

          4.2.          Cessation of Benefit Obligation To Executive. Prior to a Change in Control, the Trustee shall liquidate (if necessary) and distribute to the Company the Trust Fund assets allocated to an Executive's account upon written notice from the Committee certifying that the Executive is no longer entitled to any payment under the SERP or a Severance Agreement and that the applicable Severance Agreement is no longer in effect. The notice shall specify the date the Executive ceases to be entitled to any further payments. The Trustee shall distribute the assets to the Company no earlier than six (6) months subsequent to the specified date; provided, however, that if a Change in Control occurs within the six (6) month period, the Trustee shall not make any distributions under this paragraph to the Company.

          4.3.          Disposition of Income. Prior to a Change in Control, all income of this Trust, net of expenses and taxes payable by the Trust, shall be returned to the Company.

          4.4.          Return of Excess Assets. Prior to a Change in Control, in the event the value of the assets in the Trust, determined pursuant to the accounting procedures set forth herein as of each December 31, exceeds one hundred percent (100%) of the amount necessary to pay each Executive all amounts the Executive could be entitled to receive under the SERP and applicable Severance Agreement, determined as of each December 31, the Trustee shall pay the excess amount, if any, to the Company as soon as administratively feasible following the December 31 determination date. After a Change in Control, the percentage in the preceding sentence shall be increased to one hundred twenty-five percent (125%).

          4.5          Additional Deposits. After a Change in Control, if the value of the assets in the Trust, determined pursuant to the accounting procedures set forth herein as of any December 31, is less than one hundred twenty-five percent (125%) of the amount necessary to pay each Executive all amounts each Executive could be entitled to receive under the SERP and each Severance Agreement, assuming a Qualifying Termination of Executive's employment as of the date of determination, the Company shall deposit additional funds into this Trust to attain the one hundred twenty-five percent (125%) level of funding.

SECTION 5

Administration of Trust

          5.1.           In General. The Trust and all Trust assets shall be administered by the Trustee pursuant to all of the express and implied duties and powers and subject to all express and implied conditions and limitations contained in or derived from the provisions of this Trust Agreement and conferred and imposed by applicable law. All rights associated with administration of the Trust and with Trust assets shall be exercised by the Trustee, the Committee, or the Company or person designated by the Trustee, the Committee, or the Company, as provided herein, and in no event shall such rights be exercisable by or rest with any Executive or Beneficiary, except to the extent approval of an amendment or termination of the Trust Agreement or of the removal of the Trustee and appointment of a successor Trustee is reserved to an Executive.

          5.2.          Duties and Powers of Trustee. In addition to the duties and powers set forth in other provisions of this Trust Agreement, and subject to all applicable conditions and limitations, the Trustee shall have the following duties and powers with respect to the Trust:

          (a)          Control, Manage, and Invest Assets. To hold, manage, improve, repair, control and invest all real and personal property forming part of the Trust;

          (b)          Implement Instructions. To carry out the instructions of the Company and the Committee that are consistent with the terms of this Trust Agreement, the SERP and applicable Severance Agreements;

          (c)          Records; Reports. To maintain records and to prepare and file reports required by law to be filed by the Trustee or required by agreement with the Company;

          (d)          Payments. To make payments and distributions from the fund as provided in this Trust Agreement, including benefits that have become payable under the applicable Severance Agreements pursuant to Section 2 or that are required to be made to the general creditors of the Company as set forth in Section 3;

          (e)          Acquire and Dispose of Assets. To purchase, sell, convey, exchange, lease, convert, transfer, divide, repair, partition, consent to partition, or otherwise acquire or dispose of any property at any time held in trust hereunder by public or private transaction, for the consideration and upon the terms and conditions determined by the Trustee;

          (f)          Reorganizations. To take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, liquidation, bankruptcy, composition, arrangement, readjustment of the financial structure, sale, sale of assets or any other program or change affecting any property constituting a part of the Trust and in connection therewith to delegate the Trustee's discretionary powers and to pay assessments, subscriptions, and other charges from the Trust;

          (g)          Voting Trusts; Protective Committees. To deposit any property in any voting trust, or with any protective, reorganization or similar committee, or with depositories designated thereby; to delegate power thereto, and to pay or agree to pay part of the expenses and compensation and any assessments levied with respect to the deposited property;

          (h)          Extend Due Dates. To extend the time of payment of any obligation held by it;

          (i)          Voting Rights. To exercise all voting rights with respect to property held in the Trust directly or by proxy, with or without the power of substitution, and to delegate the Trustee's powers and discretions with respect to such property to any such proxy;

          (j)          Exercise Other Rights. To exchange securities, to sell or exercise subscription, conversion, and other rights and options, and make payments from the Trust in connection therewith, with respect to any property held in the Trust;

          (k)          Employ Agents and Advisors. To engage as reasonably necessary agents, attorneys, accountants, and other persons (who also may be employed by the Company or the Committee), to delegate duties and discretionary powers to such persons, and to reasonably rely upon information and advice furnished by such persons; provided that each delegation and acceptance of duties and powers shall be in writing; and provided further that the Trustee may not delegate its responsibilities for the management and control of the assets of the Trust;

          (l)          Borrow. To borrow money for the purposes and benefit of the Trust, without binding itself individually, and in connection with any borrowing to issue a promissory note or other evidence of the debt, and to secure repayment by pledging any property held in the Trust; provided that prior to a Change in Control, any borrowing shall be subject to approval by the Committee;

          (m)          Insure Assets. To insure Trust assets through a policy or contract of insurance;

          (n)          Incorporate. To incorporate or form another entity (or participate in an incorporation or formation of another entity) under the laws of any state for the purpose of acquiring and holding title to any property that is part of the Trust;

          (o)          Custodian. To keep on deposit with a custodian in the United States any part of the Trust; provided that prior to a Change in Control, any deposit with another custodian shall be made only with the prior approval of the Committee;

          (p)          Collection. To demand, collect, and receive the principal, dividends, interest, other income and all other money or property due the Trust;

          (q)          Registration and Holding of Trust Assets. To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities; to deposit or to arrange for the deposit of such securities with any depository or other securities clearing entity, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons; or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust;

          (r)          Claims. To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it may incur;

          (s)          Execute Documents. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein; and

          (t)          Other Acts To perform all other acts the Trustee deems necessary, suitable, or desirable for the control and management of the Trust and discharge of its duties.

          5.3.          Limitation on Duties and Powers of the Trustee. Unless properly delegated and assumed by agreement of the Trustee, the Trustee shall not be required to exercise a duty or power of the Company, Committee, or any other fiduciary under this instrument.

                    If an Investment Manager (defined in Section 6.4 below) is appointed to manage and invest some or all of the Trust assets, the Investment Manager shall have, and the Trustee shall not have, the express or implied duties and powers under this Trust Agreement with respect to investment of Trust assets subject to the Investment Manager's control. The Trustee shall have no obligation or power to exercise discretionary authority or control with respect to investment of the assets subject to management by the Investment Manager or to render advice regarding the investment of such assets, unless required by ERISA Section 405. The Trustee shall not be liable for the investment performance of the assets subject to management by the Investment Manager. The powers and duties of the Trustee with respect to such assets shall be limited to the following:

          (a)          Custody and Protection. To act as custodian of the Trust assets not transferred to the custody of the Investment Manager or another custodian, and to protect the assets in its custody from loss by theft, fire, or other cause;

          (b)          Acquisitions. To acquire additional assets for the Trust in accordance with the direction of the Investment Manager;

          (c)          Dispositions. To sell or otherwise dispose of Trust assets in accordance with the direction of the Investment Manager;

          (d)          Accountings. To account for and render accountings with respect to the Trust, except for assets held by another custodian;

          (e)          Authorized Actions. To take authorized actions for and on behalf of the Trust in accordance with the direction of the Investment Manager; and

          (f)          Ministerial and Custodial Tasks. To perform other ministerial and custodial tasks in accordance with the direction of the Investment Manager.

                    If Trust assets are transferred to another custodian, that custodian shall have, and the Trustee shall not have, the duties and powers specified in Section 5.2 with respect to those assets.

                    The Trustee shall have no liability or responsibility for any loss resulting to the Trust by reason of the sale or purchase of any investment directed by an Investment Manager or the Company or by reason of the failure to take any action with respect to any investment that was acquired pursuant to any such direction in the absence of further directions of such Investment Manager or the Company.

                    Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all liability to which the Trustee may be subjected by carrying out any investment directions of an Investment Manager or the Company, including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an Investment Manager or the Company, having actual knowledge that such act or omission is a breach of a fiduciary duty; and provided further, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an Investment Manager or the Company with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an Investment Manager or the Company or by failure to act with respect to assets subject to the investment control of an Investment Manager or the Company in the absence of directions from the Investment Manager or the Company. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Investment Manager or the Company which the Trustee believes to be genuine and to have been issued by the Investment Manager or the Company. The Trustee shall not be charged with knowledge of the appointment or termination of the appointment of any Investment Manager by the Company until it receives written notice thereof from the Company.

          5.4.          Accounting by Trustee.

          (a)          Pursuant to and as agreed under Section 5.2(c) above, the Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. As soon as reasonably practicable following the close of each calendar year and each other valuation date agreed by the Company and the Trustee, and after the removal or resignation of the Trustee, the Trustee shall deliver to the Committee a written account of its administration of the Trust during such period, or during the period from the close of the last valuation period to the date of the removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or valuation period, or as of the date of such removal or resignation, as the case may be.

          (b)          The Committee may object to an accounting within 180 days after it is furnished and require that it be settled by an audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least three such accountants furnished by the Committee at the time the audit is requested. Either the Committee or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorney fees, shall be allowed as administrative expenses of the Trust.

          (c)          If the Committee does not object to an accounting within the time provided, the account shall be deemed settled and final for the period covered by it. Notwithstanding the preceding sentence, Trustee agrees it will, at reasonable cost, revise any accounting if determined by the Company to be necessary due to a latent error or omission and will do so at no cost to the extent the error or omission was the fault of the Trustee.

          (d)          The Trustee shall maintain a recordkeeping account in the name of each Executive which, pursuant to rules established by the Committee, will reflect with respect to each Executive:

                    (i)          Deposits made by the Company to the Trust for the Executive, pursuant to Section 1 of this Trust Agreement;

                    (ii)          Income, losses, and appreciation or depreciation in the value of Trust assets resulting from investment of the Trust;

                    (iii)          Payments made from the Trust to the Executive or Beneficiary and to the Company; and

                    (iv)          Any other amounts charged to the accounts of the Executive, including administrative and investment expenses as described in Section 5.5 of this Trust Agreement.

                    Each Executive's account shall be a recordkeeping account only and shall reflect on undivided contingent interest in assets of the Trust and shall not require any actual segregation or separate investment of particular assets. To the extent there are assets in the Trust, other than income or excess assets to be repaid to the Company under Section 4 of this Trust Agreement, that exceed the amounts necessary to pay each Executive the amount the Executive could be entitled to under the SERP and/or Severance Agreement, determined as of each December 31, the excess shall be allocated to the accounts of all Executives in proportion to the amount each Executive could be entitled to as of that date.

          (e)          The Company and the Trustee may agree that the accounts under (d) above shall be maintained by the Committee, or such other person as may be designated by the Committee, rather than the Trustee.

          5.5.          Compensation and Expenses. The Company shall pay directly reasonable compensation of the Trustee as may be agreed upon from time to time between the Committee and the Trustee, and all expenses, except those specifically described in the last sentence of this paragraph, reasonably incurred by the Trustee and the Committee in the administration of this Trust, including compensation of agents, actuaries, attorneys, accountants, and other persons employed by the Trustee or the Committee. To the extent such compensation and expenses remain unpaid forty-five (45) days after mailing of an invoice for same by the Trustee to the Company, the Trustee may notify the Company of the intent to pay the amounts due from the Trust. If any amount remains unpaid thirty (30) days after mailing of the notice of intent to pay from the Trust, the Trustee may pay such compensation and expenses from the Trust. Expenses solely attributable to investment of the Trust assets, such as investment manager fees, load or other commission fees, brokerage, postage, express or insurance charges, and stock transfer stamps expense, shall be paid from the Trust to the extent not paid directly by the Company.

          5.6.          Insurance. If an insurance policy or contract is held as an asset of the Trust, the Trustee shall have all powers and incidents of ownership of the policy or contract, but shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy to anyone other than to a successor Trustee or the Company except as a means of making payments to an Executive or Beneficiary, or to loan to any person the proceeds of any borrowing against such policy.

          5.7.          Carrying on a Business. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

          5.8          Fiduciary Duty of Trustee. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

SECTION 6

Investment and Investment Managers

6.1.          Investment of Trust Assets.

          (a)          Investment Authority. Trust assets may be invested and reinvested in any readily marketable common and preferred stocks; bonds; notes; debentures, including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimis amount held in a collective or mutual fund; certificates of deposit or demand or time deposits, including any such deposits with the Trustee; notes; commercial paper; obligations of the United States; warrants; options; common or collective funds, including those maintained by the Trustee; other securities; and shares of investment companies and mutual funds and in other investments specifically authorized herein. Trust assets shall not be invested in securities, including stock or rights to acquire stock, or obligations issued by the Company or any successor to the Company, other than a de minimis amount held in a collective or mutual fund.

          (b)          Insurance Contracts. Trust assets may be invested in guaranteed investment contracts and other contracts, policies and funds of insurance companies. The Trustee shall have the right to purchase an insurance policy or an annuity to fund payments to become due under the SERP and/or any Severance Agreement.

          (c)          Collective Investment Trusts. Trust assets may be invested in any common, collective, or commingled trust fund or pooled investment fund that is maintained by a bank or trust company, including a bank or trust company acting as Trustee, provided such investments are consistent with applicable investment requirements and guidelines, if any, established by the Committee pursuant to Section 6.2 below. To the extent that any Trust assets are invested in any such fund, the provisions of the documents under which such common, collective, or commingled trust fund or pooled investment fund are maintained are incorporated by reference herein.

          (d)          Related Mutual Funds. Trust assets may be invested and reinvested through the medium of any mutual fund that may be established and maintained by the Trustee or any affiliate of the Trustee or with respect to which the Trustee or any affiliate may provide investment advisory or other services for a fee.

          (e)          Commingled Investment. Assets of the Trust may be commingled for investment purposes with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of providing deferred compensation or retirement income benefits for its key employees and/or directors through nonqualified plans and arrangements.

          (f)          Short Term Investment Authority. Trust assets may be held uninvested only for such reasonable periods as are necessary to invest new assets deposited in Trust or to clear investment transactions and reinvest the proceeds. The Trustee may hold reasonable amounts of assets invested only in an appropriate daily or other short-term investment alternative for a reasonable period of time pending payment of benefits, payment of expenses or other distributions, or pending availability of other investments.

          (g)          Purchase and Sale of Options. Trust assets may be invested by purchasing put options not exceeding the number of shares of optioned stock actually held by the Trust, by selling put options and maintaining liquidity to the extent necessary pending the exercise or lapse of the option, and by selling call options, but not in a market opening or market closing transaction, not exceeding the number of shares of optioned stock actually held by the Trust.

          6.2.          Investment Direction by Company. Prior to a Change in Control, the Company, through the Committee or one or more employees delegated investment responsibility, may direct investment of all or any part of the assets among investments permitted herein. Prior to a Change in Control, the Company may establish guidelines, objectives, and restrictions regarding the investment of assets held in the Trust. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Company prior to a Change in Control. The Trustee shall be under no duty to review the investment guidelines, objectives, and restrictions established, or the specific investment directions given by the Company, for the Trust or any separate investment account or to make suggestions to the Company in connection therewith.

                    Prior to a Change in Control, the Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

          6.3.          Investment Funds. Prior to a Change in Control, the Company may direct the Trustee to establish separate investment accounts within the Trust. The Trustee shall allocate to each investment account such portion of the assets of the Trust as the Company may direct from time to time.

                    Except as otherwise provided herein, the Trustee shall not be required to establish separate investment accounts in the absence of direction by the Company, and may administer and invest the deposits made to the Trust by the Company as one fund.

          6.4.          Investment Managers. Prior to a Change in Control, the Company, from time to time, may appoint one or more independent investment managers (each an "Investment Manager"), pursuant to a written investment management agreement describing the powers and duties of the Investment Manager and providing for the delivery of a written acknowledgment from the Investment Manager to the Company and Trustee that it is a fiduciary under this Trust Agreement, to direct the investment and reinvestment of all or any portion of the Trust. As used herein, "Investment Manager" shall have the meaning specified in Section 3(38) of ERISA. The Company in its sole discretion, also may direct the Trustee to transfer the assets to be managed and invested by an Investment Manager to another custodian approved by the Company. The Investment Manager shall manage and invest, and may direct the Trustee or other custodian to invest and reinvest, that portion of the Trust assets under the control of that Investment Manager in investments permitted herein. The Company shall determine the assets of the Trust to be under the control of each Investment Manager from time to time and shall issue appropriate instructions in writing to the Trustee.

                    The Company shall furnish the Trustee with written notice of the appointment of each Investment Manager and of the termination of any such appointment. The notice shall specify the assets to be managed by the Investment Manager. The Trustee shall be fully protected in relying upon the appointment until it receives written notice from the Company that the appointment has been terminated or modified.

                    The Company may provide an Investment Manager investment guidelines to be followed by the Investment Manager from time to time.

                    Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an Investment Manager, and in the absence of contrary direction from the Investment Manager, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee; U.S. Treasury Bills; commercial paper, including forms of commercial paper available through the Trustee; certificates of deposit, including certificates issued by the Trustee; and similar securities, with a maturity not to exceed one year, and shall sell such short term investments as necessary to carry out the instructions of an Investment Manager when received.

          6.5.          Investments Following Change in Control. Following a Change in Control, the Trustee shall have sole and absolute discretion in the management and investment of the fund and in exercising investment responsibility shall have all the duties and powers set forth under Section 5.2 of this Trust Agreement. Following a Change in Control, the Company shall not have any of the express or implied duties and powers contained in this Trust Agreement with respect to the control, management and investment of Trust assets and shall not have any power to approve or withhold approval of any action by the Trustee with respect to the control, management and investment of the Trust. Upon a Change in Control the appointment of any Investment Manager and any related custodian shall terminate and the Trustee shall have the sole right to retain or discharge Investment Managers and related custodians, and to determine the terms of the engagement of any Investment Manager and related custodian.

                    In investing Trust assets following a Change in Control, the Trustee shall consider the need for matching the assets with liabilities and probable payments to Executives under the Severance Agreements and shall, subject to Section 3 of this Trust Agreement, act solely in the best interests of the Executives and Beneficiaries.

                    The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an Investment Manager, which may be an affiliate of the Trustee. In the event the Trustee appoints an affiliated Investment Manager, the Trustee shall remain, at all times responsible for the acts of the affiliated Investment Manager.

SECTION 7

Resignation and Removal of Trustee

          7.1.          Resignation of Trustee. Prior to a Change in Control, the Trustee may resign at any time by written notice to the Company. The resignation shall be effective sixty (60) days after receipt of the notice unless the Company and the Trustee agree otherwise. Following a Change in Control, the Trustee may resign only upon the appointment of a successor Trustee.

          7.2.          Removal of Trustee. Prior to a Change in Control, the Trustee may be removed by the Company by written notice to the Trustee. The removal shall be effective sixty (60) days after receipt of the notice or upon shorter notice accepted by the Trustee. Subsequent to a Change in Control, the Trustee may be removed by the Company only with the consent of a majority of the Executives and Beneficiaries who remain entitled to benefits under the Severance Agreements at such time.

          7.3.          Appointment of Successor. Subject to Sections 7.1 and 7.2 above, if the Trustee resigns or is removed, a successor which is independent of the Company shall be appointed by the Company. If a timely appointment is not made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. If a Trustee desires to resign or is removed following any Change in Control, the resigning or removed Trustee shall appoint a successor Trustee which shall be the trust department of a bank or trust company ranked among the 150 largest banks in size of total assets in the United States, and for such purpose may apply to a court of competent jurisdiction for appointment of a successor Trustee or for instructions. The appointment of the successor shall be effective when accepted in writing by the new Trustee or as of such later date or dates when Trust assets are delivered to the successor Trustee.

          7.4.          Duties of Predecessor Trustee and Successor Trustee. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the assets of the Trust to such successor after reserving such reasonable amounts as it shall deem necessary to provide for any expenses, fees, or taxes then or thereafter chargeable against the Trust. A Trustee that resigns or is removed shall promptly furnish to the Committee and the successor Trustee a final account of its administration of the Trust. A successor Trustee shall succeed to all rights in and ownership of the predecessor Trustee in the assets of the Trust and the predecessor Trustee shall deliver the property comprising the Trust to the successor Trustee together with any instruments of transfer, conveyance, assignment, and further assurances as the successor Trustee may reasonably require. Each successor Trustee shall have all the powers, rights, and duties conferred by this Trust Agreement as if named the initial Trustee. Subject to applicable law, no Trustee shall be personally liable for any act or failure to act of a predecessor or successor Trustee.

          7.5.          Expenses. All reasonable expenses of any resigning or removed Trustee, including the reasonable cost of any court proceeding deemed necessary by the resigning or removed Trustee, shall be administrative expenses of the Trust.

SECTION 8

Amendment or Termination

          8.1.          Amendment.

          (a)          Prior to a Change in Control, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. The Trust may not be amended following a Change in Control without the written consent of a majority of the Executives (and Beneficiaries of any deceased Executive) who remain entitled to benefits under the Severance Agreements at such time. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the SERP or any Severance Agreement or shall make the Trust revocable after it has become irrevocable.

          (b)          The powers, duties and liabilities of the Trustee and any Investment Manager under this Trust Agreement cannot be changed without their written consent.

          8.2.          Termination.

          (a)          The Trust shall terminate, and all the rights, titles, powers, duties, discretions, and immunities imposed on or reserved to the Trustee, the Company, the Committee, the Board of Directors, and any Investment Managers shall terminate with respect to the Trust, upon the earlier of: (i) the date all benefits payable to Executives and Beneficiaries under the SERP and all Severance Agreements have been paid; or (ii) the date mutually agreed in writing between the Company (or the Trustee after a Change in Control) and all Executives (and Beneficiaries of any deceased Executives) who remain entitled to benefits under the SERP and Severance Agreements at such time; provided, however, that if any Executive or Beneficiary has an outstanding claim against the Company regarding the SERP or a Severance Agreement, whether through a complaint filed with a court or through a dispute submitted for arbitration, the Trust shall not terminate with respect to the amounts held in the Executive's account until the claim has been resolved, until all assets held in the Executive's account have been distributed, or until the Executive agrees to the termination.

          (b)          Upon termination of this Trust, the Trustee shall continue to have such of the powers provided in this Trust Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust assets. Upon termination of the Trust, all assets remaining in the Trust shall be returned to the Company.

SECTION 9

Liability and Indemnification

          9.1.          Liabilities Mutually Exclusive. Except as otherwise provided herein or by applicable law, the Company, the Trustee, the Committee, the Board of Directors, and each member thereof and each Investment Manager shall be responsible only for its or their own acts or omissions.

          9.2.          Indemnification. The Company hereby agrees to indemnify and hold harmless the Trustee from and against all losses, damages, liabilities, claims, costs, and expenses, including reasonable attorneys' fees, that the Trustee may incur by reason of the negligence or willful misconduct of the Company or the Committee. In making any distributions and taking any other action hereunder, the Trustee may rely upon and shall be fully protected in relying upon, any notice, certificate, or other paper or written document provided by the Company or the Committee and reasonably believed to be genuine.

SECTION 10

General Provisions

          10.1          Successor to Company. In the event the Company is succeeded by another entity, with or without a Change in Control, references to the Company in this Trust Agreement shall refer to the successor.

          10.2.  Merger of Trustee. If the Trustee shall be merged or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, or shall be in any manner reorganized or reincorporated, then the successor corporation shall continue to be the Trustee pending subsequent resignation or removal as provided in Section 7 of this Trust Agreement.

          10.3.          Nonalienation. Benefits payable to Executives and Beneficiaries under this Trust Agreement shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Executive or Beneficiary, even if directed under a qualified domestic relations order or other divorce order. An interest in an amount promised shall not provide collateral or security for a debt of an Executive or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of an Executive or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

          10.4.          Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          10.5.          Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, to the extent not preempted by federal law.

          10.6.          Notices. Notices pursuant to this Trust Agreement shall be given by first class or priority U.S. mail or by commercial express delivery and shall be addressed to:

                    COMPANY

                    Spartan Stores, Inc.
                    850 76th Street S.W.
                    P. O. Box 8700
                    Grand Rapids, Michigan 49518

                    TRUSTEE

          10.7.          Counterparts. This Trust Agreement and any amendment hereto may be executed in two or more counterparts.

          10.8.          Gender and Number. Except when otherwise indicated by the context, words denoting the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

          10.9.          Scope of this Agreement. This Trust Agreement will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Committee, the Trustee, and any Investment Managers, and their successors and assigns.

          10.10.        Statutory References. Any references in this Trust Agreement to a section of the Internal Revenue Code or any other statute or regulation shall include any comparable section or sections that amends, supplements, or supersedes that section.

          10.11.        Headings. The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Trust or Severance Agreements and in no way shall affect the Trust or Severance Agreements or the construction of any provision thereof.

                    IN WITNESS WHEREOF, this Trust Agreement is executed on behalf of Spartan Stores, Inc. and the Trustee by their respective authorized officers, as of the day and year set forth above.

SPARTAN STORES, INC. By Its

("Trustee") By Its